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                                  EXHIBIT 21

                     SUBSIDIARIES OF FULTON BANCORP, INC.

                        SUBSIDIARIES OF THE REGISTRANT
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Registrant
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Fulton Bancorp, Inc.

                                                  Percentage      State of
Subsidiaries                                        Owned        Incorporation
- --------------------------------------              -----        -------------

Fulton Savings Bank, FSB (1)                         100%        United States

Multi-Purpose Service Agency, Inc. (2)               100%        Missouri

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(1)  Upon consummation of the Conversion, Fulton Savings Bank, FSB will become a wholly-owned subsidiary of the Registrant.

(2)  This subsidiary is a wholly-owned subsidiary of Fulton Savings Bank, FSB.